Exhibit 99.1
Contact:
Kearstin Patterson
Director, Corporate Communications
615-236-4419 (office)
615-517-6112 (mobile)
kpatterson@biomimetics.com

BioMimetic Therapeutics Reports 2009 First Quarter Earnings Results

Franklin, Tenn. – May 7, 2009 – BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) today reported its financial results as of and for the three months ended March 31, 2009.  For the three months ended March 31, 2009, the Company reported a net loss of $8.0 million, or $(0.43) per diluted share.  This compares to a net income of $31.3 million, or $1.62 per diluted share, for the same period in 2008, which included a gain of $39.3 million resulting from the January 2008 sale of the Company’s orofacial therapeutics business.  The Company ended the quarter with $88.8 million of cash and cash equivalents and investments, including $48.1 million in auction rate securities with a loan balance of $39.1 million against the auction-rate securities.

First Quarter Clinical and Corporate Updates

During the first part of 2009, BioMimetic made significant advancements in its product development programs and other critical business areas:

Augment™ Bone Graft

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The Company completed enrollment in its Augment Bone Graft 436 patient North American pivotal clinical trial in foot and ankle fusions in December 2008 and is on track with patient follow up.  The primary endpoint is based on the fusion rate at six months as assessed on CT scans.  The Company expects to release top line data from the trial in the second half of this year.

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The Company is on track to file the pre-clinical and manufacturing/quality modules of its modular pre-market approval (PMA) application for Augment in the second quarter of 2009 and the final module containing the clinical data in the fourth quarter of 2009.

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The Company responded to a letter from Health Canada regarding what is believed to be the remaining open issues concerning its Device License Application (DLA), for commercialization of Augment Bone Graft in Canada. The Company anticipates a decision on the DLA around the middle of 2009.

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The Company highlighted pre-clinical and clinical activities at the Orthopedic Research Society (ORS) and American Academy of Orthopedic Surgeons (AAOS) meetings in Las Vegas in February. Several posters and a podium presentation were presented by the Company’s scientists and its investigators. In conjunction with the meetings, the Company hosted its 2nd Annual Analyst and Investor Meeting, which focused on the growing foot and ankle surgery market and how Augment Bone Graft will address clinical needs in this area.

Augment™ Injectable Bone Graft

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The Company has decided to pursue a pivotal clinical trial comparing Augment Injectable Bone Graft to autograft in foot and ankle fusions using many of the same investigators and a similar protocol as the Augment Bone Graft pivotal study.  This approach has the potential to reduce time-to-market for this product candidate by as much as two years.  Augment Injectable demonstrated promising results in foot and ankle fusions in a pilot study reported in the third quarter of 2008.  If authorized by the appropriate regulatory bodies, the Company plans to initiate this pivotal trial later this year.

Corporate Highlights

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On April 3, 2009, an affiliate of InterWest Partners, one of BioMimetic’s stockholders, entered into an agreement to purchase 941,177 shares of the Company’s common stock at $8.50 per share, for an aggregate purchase price of approximately $8.0 million. The closing price of the Company’s common stock on April 3, 2009 was $7.45 per share.  The transaction was completed on April 7, 2009.

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The Company’s Board of Directors has approved a rights offering of up to $17 million to be made, on a pro rata basis, to the Company’s existing stockholders of record as of April 21, 2009, at a price of $8.50 per share.  Under the terms of the rights offering, the Company will distribute, at no charge, to holders of its common stock as of the record date, non-transferable rights to purchase up to 2,000,000 shares of its common stock. The rights offering will be conducted via a registration statement, which has been filed but not yet declared effective by the Securities and Exchange Commission.

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In connection with the rights offering, the Company entered into a standby purchase agreement on April 4, 2009, with Novo A/S, an existing stockholder and affiliate of the Company, pursuant to which Novo A/S has agreed to backstop the rights offering by agreeing to purchase up to $15 million of common stock in the offering, if this stock is not purchased by other current shareholders.  Novo A/S’s participation in the rights offering as a standby purchaser requires the approval of 66 2/3% of the Company’s outstanding shares of common stock excluding any shares owned by Novo, its affiliates and associates.  The Company intends to solicit such approval at its upcoming annual meeting of stockholders on June 18, 2009.

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BioMimetic achieved partial liquidity on its holdings of auction-rate securities (ARS), which were valued at $48.1 million at the end of the first quarter.   In April 2009, the Company sold certain of its ARS investments and certain of the ARS investments were redeemed by the issuer for total proceeds of $10.9 million with a total par value of $11.9 million.  Additionally, the Company has filed an arbitration claim with the Financial Industry Regulatory Authority, Inc. (FINRA) against Deutsche Bank Securities, Inc. asserting various claims relating to their purchases of auction rate securities on BioMimetic’s behalf.

“So far in 2009 we have focused on completing two of the three modules of the Augment PMA required for FDA approval.  They are now nearly complete and should be filed very shortly.  We also strengthened our balance sheet by completing an $8 million private placement with Interwest Partners and by the initiation of a rights offering to our other shareholders of record. We could receive up to $25 million in total gross proceeds between these transactions, which will be used to ramp up product development of our second product candidate, Augment Injectable, as well as help to fund our anticipated launch activities for Augment in Canada,” said Dr. Samuel E. Lynch, president and CEO of BioMimetic Therapeutics.  “With one recombinant protein therapeutic product successfully developed and FDA approved for bone and periodontal regeneration, a second nearing completion of pivotal clinical trials for orthopedic applications and a third ready to go into a pivotal clinical study, BioMimetic has established itself as a premier orthobiologics product development franchise.”

Additional Financial Results

For the three months ended March 31, 2009, the Company reported total revenues of $0.4 million, consisting of sublicense fee income and royalty income.  This compares to total revenues of $0.5 million for the three months ended March 31, 2008, excluding a gain of $39.3 million resulting from the January 2008 sale of the Company’s orofacial therapeutics business.

Research and development expenses totaled $5.2 million for the three months ended March 31, 2009, compared to $6.1 million for the three months ended March 31, 2008.  Research and development expenses result primarily from clinical trials of the Company’s orthopedic product Augment in the United States, Canada and the European Union, as well as continuing expenses associated with new and ongoing pre-clinical studies and regulatory filings.  The decrease in 2009 research and development expenses was partially due to decreased professional services expenses for clinical costs, which have decreased $0.3 million in 2009 after initial start-up costs of clinical trials in 2008.  In addition, contract manufacturing costs, outside consultants and milestone expenses decreased by $0.6 million.

General and administrative expenses totaled $2.4 million for the three months ended March 31, 2009, compared to $2.3 million for the three months ended March 31, 2008.  These expenses consist of salaries, wages and related benefits, professional services, rent and utility costs for our facilities and minimum royalty payments per our patent licensing agreements.

2009 Financial Guidance

As of March 31, 2009, the Company’s condensed consolidated balance sheet includes approximately $9.1 million of cash and cash equivalents and $79.7 million of short-term and long-term investments, which includes $48.1 million of investments in auction rate securities.  In April 2009, the Company sold certain of its auction rate securities, and certain of its auction rate securities were redeemed by the issuer, for total proceeds to the Company of $10.9 million.  Concurrently, the Company repaid $8.3 million against its note payable to Deutsche Bank, which is secured by certain of its investments in auction rate securities as collateral, resulting in a remaining balance of the note payable of $30.8 million.

Based on current operating plans, forecasted timing and costs of clinical trials and other product development programs, the Company anticipates its 2009 year-end balance of cash, cash equivalents and investments to range from $71 to $78 million, and anticipates that its net cash use will be between $19 and $26 million.  This includes the $8 million recently received in the private placement and $10 million in time-based cash payments related to the sale of its orofacial therapeutic business to Luitpold Pharmaceuticals, Inc., which are due in 2009.  Loss before income taxes for the year ending December 31, 2009 is forecasted to be in the range of $31 to $38 million.

Conference Call and Webcast

As previously announced, BioMimetic will be hosting a conference call and webcast on Thursday, May 7, 2009 at 4:30 p.m. EDT to discuss the first quarter 2009 financial results.  A live webcast of the conference call will be available on the Investor Relations section of BioMimetic’s website at www.biomimetics.com.  The webcast will be archived on the website for at least 30 days.

The conference call may be accessed on May 7, 2009 by dialing 888.680.0892 (passcode: 77087017).  The international dial in number is 617.213.4858, and the same passcode applies.   Participants should dial in 10 minutes prior to the call if they have not pre-registered.

About BioMimetic Therapeutics

BioMimetic Therapeutics, Inc. is developing and commercializing regenerative protein-device combination products for the healing of musculoskeletal injuries and disease, including orthopedic, spine and sports injury applications. BioMimetic received marketing approval from the FDA for its first product, GEM 21S®, as a grafting material for bone and periodontal regeneration following completion of human clinical trials, which demonstrated the safety and efficacy of the rhPDGF-BB platform technology. Additionally, the Company has both completed and ongoing clinical trials with its product candidates Augment and Augment Injectable in multiple orthopedic bone healing indications including the treatment of foot and ankle fusions and the stimulation of healing of fractures of the wrist.  The Company's previously approved product and lead product candidates all combine recombinant protein therapeutics (rhPDGF-BB) with tissue specific scaffolds to actively stimulate tissue healing and regeneration.

GEM 21S is the registered trademark of Luitpold Pharmaceuticals, Inc., who now owns and markets that product.

For further information, visit www.biomimetics.com or contact Kearstin Patterson, corporate communications, at 615-236-4419.

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of BioMimetic. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements.  BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the marketing of BioMimetic’s product and product candidates, unproven preclinical and clinical development activities, regulatory oversight, and other risks detailed in BioMimetic’s filings with the Securities and Exchange Commission. Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for changes made to this document by wire services or Internet services.

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BIOMIMETIC THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$9,061,840	$17,534,963
Investments - short term	42,493,560	33,218,233
Receivables - trade	-	1,084
Receivables - other	10,233,820	11,635,778
Prepaid expenses	374,985	503,032
Total current assets	62,164,205	62,893,090
Investments - long term	37,222,200	46,624,040
Inventory	1,262,398	1,261,987
Prepaid expenses - long term	41,811	58,673
Property and equipment, net	6,893,438	7,014,262
Capitalized patent license fees, net	4,295,055	4,983,729
Deposits	2,284,608	2,284,608
Total assets	$114,163,715	$125,120,389

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,934,222	$4,325,907
Accrued payroll, employee benefits and payroll taxes	1,311,465	2,304,016
Other accrued expenses	557,856	2,392,236
Current portion of capital lease obligations	18,402	18,187
Deferred revenue	971,188	971,188
Total current liabilities	4,793,133	10,011,534
Accrued rent - related party	404,018	399,256
Capital lease obligations	30,031	34,713
Deferred revenue	16,281,395	16,520,866
Note payable	39,100,000	39,100,000
Total liabilities	60,608,577	66,066,369

Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized; no shares issued and outstanding as of March 31, 2009 and December 31, 2008	-	-
Common stock, $0.001 par value; 37,500,000 shares authorized; 18,744,113 shares issued and outstanding as of March 31, 2009; 18,714,067 shares issued and outstanding as of December 31, 2008	18,744	18,714
Additional paid-in capital	132,378,874	131,262,570
Accumulated other comprehensive income	1,551,677	135,542
Accumulated deficit	(80,394,157)	(72,362,806)
Total stockholders’ equity	53,555,138	59,054,020
Total liabilities and stockholders’ equity	$114,163,715	$125,120,389

BIOMIMETIC THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended
	March 31,
	2009	2008
Revenues:
Royalty income	$139,134	$227,172
Sublicense fee income	239,471	242,132
Other revenue	-	18,431
Total revenues	378,605	487,735
Costs and expenses:
Research and development	5,187,427	6,141,223
General and administrative	2,390,540	2,344,427
Depreciation and capital lease amortization	342,569	355,793
Patent license fee amortization	773,324	616,222
Total costs and expenses	8,693,860	9,457,665
Loss from operations	(8,315,255)	(8,969,930)

Interest (loss) income, net	(92,776)	211,664
Investment income, net	376,680	882,062
Gain on disposal of equipment	-	5,025
Gain on disposal of orofacial therapeutic business	-	39,296,894
(Loss) income before income taxes	(8,031,351)	31,425,715
Income taxes	-	122,500

Net (loss) income	$(8,031,351)	$31,303,215
Net (loss) income per common share:
Basic	$(0.43)	$1.70
Diluted	$(0.43)	$1.62
Weighted average shares used to compute net (loss) income per common share:
Basic	18,713,865	18,366,814
Diluted	18,713,865	19,343,224